Exhibit 10.30

ENGLISH TRANSLATION - EXECUTED DOCUMENT IS IN SPANISH

THIRD AMENDMENT TO FACTORING AGREEMENT WITH RECOURSE AND DELEGATED COLLECTION ENTERED INTO BY AND AMONG BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, AS “BANK LENDER,” REPRESENTED BY MESSRS. ALFONSO GARCÍA GARCÍA AND VÍCTOR MANUEL GALVÁN VIQUEZ, HEREINAFTER REFERRED TO AS “BANAMEX,” PARTY OF THE FIRST PART; PARRAS CONE DE MEXICO, S.A. DE C.V., HEREINAFTER THE "BORROWER," PARTY OF THE SECOND PART; PARRAS CONE DE MÉXICO, S.A. DE C.V., AS “GUARANTOR OF THE DEBTOR’S OBLIGATIONS," PARTY OF THE THIRD PART; BURLINGTON MORELOS, S.A. DE C.V., MANUFACTURAS PARRAS CONE, S.A. DE C.V., BURLINGTON YECAPIXTLA, S.A. DE C.V., SERVICIOS BURLMEX, S.A. DE C.V., CONE DENIM YECAPIXTLA, S.A. DE C.V., AND CASIMIRES BURLMEX, S.A. DE C.V., HEREINAFTER, JOINTLY OR SEPARATELY, THE “GUARANTOR,” PARTY OF THE FOURTH PART; AND MESSRS. JUAN ELADIO BAÑUELOS HERNÁNDEZ AND JOSÉ MANUEL GONZÁLEZ LAGUNAS, HEREINAFTER THE "AGENT AND DEPOSITARY,” PARTY OF THE FIFTH PART, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

R E C I T A L S

THE PARTIES STATE THAT:

ONE. On March 23, 2011, BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, hereinafter referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., hereinafter referred to as the “Borrower,” entered into a Factoring Agreement with Recourse and Delegated Collection (as amended, supplemented, restated, or changed from time to time, hereinafter, the “Original Agreement”), with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.” Pursuant to such agreement, the Borrower was able to discount diverse Accounts Receivable, which together had a net value of no greater than USD$14,750,000.00 (Fourteen million seven hundred fifty thousand dollars 00/100, legal tender of the United States of America).

TWO. On September 30, 2011, the First Amendment was executed to increase the Net Amount of the diverse Accounts Receivable, which together could be discounted so that such Net Value would be no greater than USD$20,000,000.00 (Twenty million dollars 00/100, legal tender of the United States of America), which was agreed upon in Clause 2, titled “Original Agreement Line” (Apertura de la Línea del Contrato Original), entered into by BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., referred to as the “Borrower,” with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.”

THREE. On March 2, 2012, the Second Amendment was executed to extend the drawdown period indicated in Clause 3, titled “Drawdown” (Disposición de la Línea), and the "Term" (Plazo de Vigencia) in Clause 4 of the Original Agreement, entered into by BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., referred to as the “Borrower,” with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.”

FOUR. The parties state that they agree, as it is in their interest, to execute a third amendment to the Original Agreement indicated in Background I of this instrument, exclusively with regard to:

A). Extending the drawdown date for the line agreed upon in Clause 3, which is titled LINE DRAWDOWN; extending the Term of the Agreement established in Clause 4, which is titled TERM, both of these from the Original Agreement; and adding an affirmative covenant to the special obligations contained in Clause 16, which is titled SPECIAL OBLIGATIONS.

Pursuant to the foregoing, the parties grant the following:

CLAUSES

ONE. BANK LENDER, BORROWER, GUARANTOR, AGENT, and DEPOSITARY agree to amend the Original Agreement indicated in Background I of this instrument, exclusively with regard to:

SOLE. Extending the drawdown date for the line that was agreed upon in Clause 3, titled LINE DRAWDOWN; extending the Term of the Agreement established in Clause 4, which is titled TERM; and adding an affirmative covenant that shall enter into force on the date on which this Amendment is executed to the special obligations contained in Clause 16, which is titled SPECIAL OBLIGATIONS, so that they read as follows:

“THREE. LINE DRAWDOWN. The BORROWER may make Discounts under the line opened by means of this Agreement within a period that shall not extend beyond March 7, 2014.

BANAMEX agrees that each time a previously-transferred Account Receivable is fully paid, and provided it is not due and payable, the BORROWER may transfer new Accounts Receivable in an amount that, added to those already discounted pursuant to this Agreement and that are pending payment, does not exceed the full amount of the discount line indicated in the "Line” clause.

BANAMEX shall deposit the amounts owed to the BORROWER to check account number 5976905701 (in dollars), which the BORROWER has at branch number MAIN BRANCH, Banco Banamex USA, ABA: 122 233 645, SWIFT: CALCUS6LXXX, located at: 2029 Century Park E. 42nd Floor, Los Angeles, CA 90067.

FOUR. TERM. This Agreement shall expire on March 7, 2014; however, a party may terminate it in advance at any time by notifying the other party in writing at least 30 (thirty) Business Days in advance of the date on which it wishes that it be terminated. This, notwithstanding the fact that this Agreement shall continue in full force and effect until the full settlement of the transactions carried out before such termination.

SIXTEEN. SPECIAL OBLIGATIONS. Throughout the entire term of this Agreement, the BORROWER must:

a) ...
t) At all times maintain a liquidity ratio of no less than 1.2 (one point two), with the understanding that "Liquidity Ratio" shall mean, for each quarter of each fiscal year, the result of dividing (i) current assets by (ii) current liabilities at the close of the accounting period. The foregoing, with the understanding that all assets and liabilities that must be accounted for as current in accordance with US GAAP must be included. The financial information that the BORROWER must deliver to BANAMEX must be consolidated for the companies that are group members in Mexico, in dollars, and in accordance with US GAAP. Calculations of accounting ratios shall be prepared based on the above, with the understanding that the calculation prepared at the close of any period not falling on the close of the fiscal year shall be prepared based on the financial statements certified by the chief financial officer or, as the case may be, by the chief executive officer of the BORROWER and of subsidiaries or affiliated companies, and calculations prepared at the close of any fiscal year shall be prepared based on audited financial statements.”

TWO. For all relevant legal purposes, the parties agree that the Original Agreement indicated in Background I of this Amendment shall continue in force with respect to all of its unamended parts, with all of the same legal force and effect it had when executed and with the understanding that the amendment subject matter of this Amendment does not constitute any novation.

THREE. JURISDICTION. For all matters related to the interpretation and performance of the obligations of this Amendment, the parties submit themselves to the jurisdiction of the courts of Mexico City or the City of Cuernavaca, Morelos, at the claimant’s discretion, waiving any other jurisdiction applicable to them at the present or in the future.

FOUR. ELECTED DOMICILES. For all judicial and extrajudicial purposes related to this Amendment, THE PARTIES indicate the same domiciles as those indicated in the Original Agreement.

This Amendment to the Factoring Agreement with Recourse and Delegated Collection is executed in the City of Cuernavaca, Morelos on March 4, 2013.

BANAMEX Banco Nacional de México, S.A., Member of Grupo Financiero Banamex

BANAMEX
Banco Nacional de México, S.A.
Member of Grupo Financiero Banamex

/s/ Alfonso García García Represented by: Alfonso García García	/s/ Víctor Manuel Galván Víquez Represented by: Víctor Manuel Galván Víquez
Domicile: Motolinia No. 1, Col. Centro, C.P. 62000, Cuernavaca, Morelos

BORROWER	GUARANTOR OF THE DEBTOR'S OBLIGATIONS
Parras Cone de México, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Parras Cone de México, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Carretera Parras Paila Km. 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

GUARANTOR
Burlington Morelos, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Manufacturas Parras Cone, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Carretera Parras Paila Km. 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

GUARANTOR
Burlington Yecapixtla, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Servicios Burlmex, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

GUARANTOR
Cone Denim Yecapixtla, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Casimires Burlmex, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

DEPOSITARY	AGENT
/s/ Juan Eladio Bañuelos Hernández	/s/ Juan Eladio Bañuelos Hernández
Juan Eladio Bañuelos Hernández	Juan Eladio Bañuelos Hernández
On his own behalf	On his own behalf

/s/ José Manuel González Lagunas José Manuel González Lagunas	/s/ José Manuel González Lagunas José Manuel González Lagunas
On his own behalf	On his own behalf
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

I, Mr. HUGO MANUEL SALGADO BAHENA, head notary of Notary Public No. 11 of the First Notarial District of the State of Morelos, whose seat is located in this City,

ATTEST:

That before me appeared Messrs. ALFONSO GARCÍA GARCÍA and VÍCTOR MANUEL GALVÁN VIQUEZ, as attorneys-in-fact of BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, MEMBER OF GRUPO FINANCIERO BANAMEX, as BANK LENDER, and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, as Depositaries of the documents derived from the Accounts Receivable, as well as Agents of BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, MEMBER OF GRUPO FINANCIERO BANAMEX, and the latter of the aforementioned as legal representative of PARRAS CONE DE MÉXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, as BORROWER; BURLINGTON MORELOS, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; MANUFACTURAS PARRAS CONE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; BURLINGTON YECAPIXTLA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; SERVICIOS BURLMEX, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; CONE DENIM YECAPIXTLA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; and CASIMIRES BURLMEX, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, as GUARANTOR. This personality was duly evidenced. They stated to me that they ARE RATIFYING all of the contents of this document and ARE ACKNOWLEDGING as theirs the signatures they are providing, respectively, again signing as evidence. Act number 526, volume 6, page 179, dated today, in which they record their personal information and form of identification, is recorded in the notarial record book under my responsibility. I ATTEST. Cuernavaca, Morelos on the 6th day of March, 2013.

MR. HUGO MANUEL SALGADO BAHENA